Exhibit 10.3

Loan No. 10202952

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of September 12, 2019, by GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 405 Park Avenue, New York, New York 10022 (“Guarantor”) in favor of KeyBank National Association, a national banking association, having an address at 11501 Outlook, Suite 300, Overland Park, Kansas 66211 (together with its successors and assigns, “Lender”).

Recitals

The following recitals are a material part of this Guaranty:

A.       Lender is making a loan in the principal sum of $204,000,000.00 (the “Loan”) to ARG CMGLTWY001, LLC, ARG SSFSRIN001, LLC, ARG EQWBGPA001, LLC, ARG HCCLHGA001, LLC, ARG UPDBNMI001, LLC, ARG CDNCNOH001, LLC, ARG MT2PKSLB001, LLC, ARG HRTFTGA001, LLC, ARC FELKCLA001, LLC, ARG EHBIRAL001, LLC, ARC ATSNTTX001, LLC and ARC SLSTCCA001, LLC, each a Delaware limited liability company (individually and collectively, as the context may require, the “Borrower”), on or about the date of this Guaranty. Guarantor has a significant financial interest in Lender’s making of the Loan to Borrower, and will realize significant financial benefit from the Loan. The Loan is evidenced by a Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”) and each Note (as defined in the Loan Agreement) dated the date hereof and made by Borrower in favor of Lender in the aggregate aforementioned principal amount, and is secured in part by one or more deeds of trust/mortgages/deeds to secure debt (individually and collectively, as the context may require, the “Security Instrument”) encumbering Borrower’s interest in the Property (as defined in the Loan Agreement) and is further evidenced and secured by the Loan Documents (as defined in the Loan Agreement). The Loan Documents are hereby incorporated by this reference as if fully set forth in this Guaranty. Any capitalized terms used in this Guaranty and not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

B.       Lender has required that Guarantor guaranty to Lender the payment of Borrower’s liabilities pursuant to Section 9.3 of the Loan Agreement (the “Recourse Liabilities”).

C.       Lender is unwilling to make the Loan to Borrower absent this Guaranty.

Agreement

In consideration of Lender’s agreement to make the Loan to Borrower and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Guarantor hereby states and agrees as follows:

1.       Request to Make Loan. Guarantor hereby requests that Lender make the Loan to Borrower and that Lender extend credit and give financial accommodations to Borrower, as Borrower may desire and as Lender may grant, from time to time, whether to the Borrower alone or to the Borrower and others, and specifically to make the Loan described in the Loan Documents.

2.       Guaranty of Liabilities.

2.1       Guarantor hereby absolutely and unconditionally guarantees full payment of the following (collectively, the “Liabilities”): (i) the Recourse Liabilities (whether arising under the original Loan or any extension, modification, future advance, increase, amendment or modification thereof); (ii) interest due on amounts owing under any such Recourse Liabilities at the Default Rate, (iii) all reasonable out-of-pocket expenses, including reasonable out-of-pocket attorneys’ fees, incurred by Lender in connection with the enforcement of any of Lender’s rights under this Guaranty; and (iv) to the extent the same directly and solely relate to amounts or obligations owing under Recourse Liabilities, all reimbursement and indemnification obligations of Borrower set forth in Section 10.13 of the Loan Agreement.

2.2       Upon the request of Lender, Guarantor shall immediately pay or perform the Liabilities when they or any of them become due or are to be paid or performed under the term of any of the Loan Documents. Any amounts received by Lender from any sources and applied by Lender towards the payment of the Liabilities shall be applied in such order of application as Lender may from time to time elect. All Liabilities shall conclusively be presumed to have been created, extended, contracted, or incurred by Lender in reliance upon this Guaranty and all dealings between Borrower and Lender shall likewise be presumed to be in reliance upon this Guaranty.

3.       Additional Advances, Renewals, Extensions and Releases. Guarantor hereby agrees and consents that, without notice to or further consent by Guarantor, Lender may make additional advances with respect to the Loan or the Property, and the obligations of Borrower or any other party in connection with the Loan may be renewed, extended, modified, accelerated or released by Lender as Lender may deem advisable, and any collateral the Lender may hold or in which the Lender may have an interest may be exchanged, sold, released or surrendered by it, as it may deem advisable, without impairing or affecting the obligations of Guarantor hereunder in any way whatsoever.

4.       Waivers.

4.1       Guarantor hereby waives each of the following: (a) any and all notice of the acceptance of this Guaranty or of the creation, renewal or accrual of any Liabilities or the Debt, present or future (including any additional advances made by Lender under the Loan Documents); (b) the reliance of Lender upon this Guaranty; (c) notice of the existence or creation of any Loan Document or of any of the Liabilities or the Debt; (d) protest, presentment, demand for payment, notice of default or nonpayment, notice of dishonor to or upon Guarantor, Borrower or any other party liable for any of the Liabilities or the Debt; (e) any and all other notices or formalities to which Guarantor may otherwise be entitled, including notice of Lender’s granting the Borrower any indulgences or extensions of time on the payment of any Liabilities or the Debt; and (f) promptness in making any claim or demand hereunder.

4.2       No delay or failure on the part of Lender in the exercise of any right or remedy against either Borrower or Guarantor shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy herein shall preclude other or further exercise thereof or of any other right or remedy whether contained herein or in the Note or any of the other Loan Documents. No action of Lender permitted hereunder shall in any way impair or affect this Guaranty.

4.3       Guarantor acknowledges and agrees that Guarantor shall be and remain absolutely and unconditionally liable for the full amount of all Liabilities notwithstanding any of the following, and Guarantor waives any defense or counterclaims to which Guarantor may be entitled, based upon any of the following, in any proceeding (without prejudice to assert the same in a separate cause of action at a later time):

(a)       Any or all of the Liabilities being or hereafter becoming invalid or otherwise unenforceable for any reason whatsoever or being or hereafter becoming released or discharged, in whole or in part, whether pursuant to a proceeding under any bankruptcy or insolvency laws or otherwise; or

(b)       Lender failing or delaying to properly perfect or continue the perfection of any security interest or lien on any property which secures any of the Liabilities, or to protect the property covered by such security interest or enforce its rights respecting such property or security interest; or

(c)       Lender failing to give notice of any disposition of any property serving as collateral for any Liabilities or failing to dispose of such collateral in a commercially reasonable manner; or

(d)       Any other circumstance that might otherwise constitute a defense other than payment in full of the Liabilities.

5.       Guaranty of Payment. Guarantor agrees that Guarantor’s liability hereunder is primary, absolute and unconditional without regard to the liability of any other party. This Guaranty shall be construed as an absolute, irrevocable and unconditional guaranty of payment and performance (and not a guaranty of collection), without regard to the validity, regularity or enforceability of any of the Liabilities.

6.       Guaranty Effective Regardless of Collateral. This Guaranty is made and shall continue as to any and all Liabilities without regard to any liens or security interests in any collateral, the validity, effectiveness or enforceability of such liens or security interests, or the existence or validity of any other guaranties or rights of Lender against any other obligors. Any and all such collateral, security, guaranties and rights against other obligors, if any, may from time to time without notice to or consent of Guarantor, be granted, sold, released, surrendered, exchanged, settled, compromised, waived, subordinated or modified, with or without consideration, on such terms or conditions as may be acceptable to Lender, without in any manner affecting or impairing the liabilities of Guarantor. Without limiting the generality of the foregoing, it is acknowledged that Guarantor’s liability hereunder shall survive any foreclosure proceeding, any foreclosure sale, any delivery of a deed in lieu of foreclosure, and any release of record of the Security Instrument.

7.       Additional Credit. Credit or financial accommodation may be granted or continued from time to time by Lender to Borrower regardless of Borrower’s financial or other condition at the time of any such grant or continuation, without notice to or the consent of Guarantor and without affecting Guarantor’s obligations hereunder. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower.

8.       Rescission of Payments. If at any time payment of any of the Liabilities or any part thereof is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower or under any other circumstances whatsoever, this Guaranty shall, upon such rescission, restoration or return, continue to be effective or shall (if previously terminated) be reinstated, as the case may be, as if such payment had not been made.

9.       Additional Waivers. So long as any portion of the Liabilities or Debt remains unpaid or any portion of the Liabilities or Debt (or any security therefor) that has been paid to Lender remains subject to invalidation, reversal or avoidance as a preference, fraudulent transfer or for any other reason whatsoever (whether under bankruptcy or non-bankruptcy law) to being set aside or required to be repaid to Borrower as a debtor in possession or to any trustee in bankruptcy, Guarantor irrevocably waives (a) any rights which it may acquire against Borrower by way of subrogation under this Guaranty or by virtue of any payment made hereunder (whether contractual, under the Bankruptcy Code or similar state or federal statute, under common law, or otherwise), (b) all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against Borrower that may have arisen in connection with this Guaranty, (c) any right to participate in any way in the Loan Documents or in the right, title and interest in any collateral securing the payment of Borrower’s obligations to Lender, and (d) all rights, remedies and claims relating to any of the foregoing. If any amount is paid to Guarantor on account of subrogation rights or otherwise, such amount shall be held in trust for its benefit and shall forthwith be paid to Lender to be applied to the Debt, whether matured or unmatured, in such order as Lender shall determine.

10.     Independent Obligations. The obligations of Guarantor are independent of the obligations of Borrower, and a separate action or actions for payment, damages or performance may be brought and prosecuted against Guarantor, whether or not an action is brought against Borrower or the security for Borrower’s obligations, and whether or not Borrower is joined in any such action or actions. Guarantor expressly waives any requirement that Lender institute suit against Borrower or any other persons, or exercise or exhaust its remedies or rights against Borrower or against any other person, other guarantor, or other collateral securing all or any part of the Liabilities, prior to enforcing any rights Lender has under this Guaranty or otherwise. Lender may pursue all or any such remedies at one or more different times without in any way impairing its rights or remedies hereunder. Guarantor hereby further waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. If there shall be more than one guarantor with respect to any of the Liabilities, then the obligations of each such guarantor shall be joint and several.

11.     Subordination of Indebtedness of Borrower to Guarantor. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the prior payment in full of the Liabilities. Guarantor agrees that following the occurrence and during the continuance of an Event of Default, until the Liabilities and Debt have been paid in full, Guarantor will not seek, accept or retain for Guarantor’s own account, any payment (whether for principal, interest, or otherwise) from Borrower for or on account of such subordinated debt. Following the occurrence and during the continuance of an Event of Default, any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Liabilities or Debt, as Lender determines in its discretion, without impairing or releasing the obligations of Guarantor hereunder. Guarantor hereby unconditionally and irrevocably agrees that (a) Guarantor will not at any time while the Liabilities remain unpaid, assert against Borrower (or Borrower’s estate in the event that Borrower becomes the subject of any case or proceeding under any federal or state bankruptcy or insolvency laws) any right or claim to indemnification, reimbursement, contribution or payment for or with respect to any and all amounts Guarantor may pay or be obligated to pay Lender, including the Liabilities, and any and all obligations which Guarantor may perform, satisfy or discharge, under or with respect to the Guaranty, and (b) Guarantor subordinates to the Debt all such rights and claims to indemnification, reimbursement, contribution or payment that Guarantor may have now or at any time against Borrower (or Borrower’s estate in the event that Borrower becomes the subject of any case or proceeding under any federal or state bankruptcy or insolvency laws).

12.     Claims in Bankruptcy. Guarantor shall file all claims against Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law upon any indebtedness of Borrower to Guarantor and will assign to Lender all right of Guarantor thereunder. Guarantor hereby irrevocably appoints Lender its attorney-in-fact, which appointment is coupled with an interest, to file any such claim that Guarantor may fail to file, in the name of Guarantor or, in Lender’s discretion, to assign the claim and to cause proof of claim to be filed in the name of Lender’s nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount thereof and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled.

13.     Guarantor’s Representations and Warranties. Guarantor represents, warrants and covenants to and with Lender that:

13.1       There is no action or proceeding pending or, to the actual knowledge of Guarantor, threatened against Guarantor before any court or administrative agency which would reasonably be expected to result in any material adverse change in the business or financial condition of Guarantor or in the property of Guarantor;

13.2       Guarantor has filed all Federal and state income tax returns which Guarantor has been required to file, and has paid all taxes as shown on said returns and on all assessments received by Guarantor to the extent that such taxes have become due;

13.3       Neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound;

13.4       This Guaranty is a valid and legally binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms subject to the rights of creditors and general principles of equity;

13.5       Guarantor has either (i) examined the Loan Documents or (ii) has had an opportunity to examine the Loan Documents and has waived the right to examine them; and

13.6       Guarantor has the full power, authority, and legal right to execute and deliver this Guaranty. If Guarantor is not an individual, (i) Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation, and (ii) the execution, delivery and performance of this Guaranty by Guarantor has been duly and validly authorized and the person(s) signing this Guaranty on Guarantor’s behalf has been validly authorized and directed to sign this Guaranty.

14.       Notice of Litigation. Guarantor shall promptly give Lender notice of all litigation or proceedings before any court or Governmental Authority affecting Guarantor or its property, except litigation or proceedings which, if adversely determined, would not reasonably be expected to have a material adverse effect on the financial condition or operations of Guarantor or its ability to perform any of its obligations hereunder.

15.       Access to Records. Guarantor shall give Lender and its representatives access to, and permit Lender and such representatives to examine, copy or make extracts from, any and all books, records and documents in the possession of Guarantor relating to the performance of Guarantor’s obligations hereunder and under any of the Loan Documents, all at such times and as often as Lender may reasonably request. If Guarantor is not an individual, Guarantor shall continuously maintain its existence and shall not dissolve or permit its dissolution.

16.       Assignment by Lender. In connection with any sale, assignment or transfer of the Loan, Lender may sell, assign or transfer this Guaranty and all or any of its rights, privileges, interests and remedies hereunder to any other person or entity whatsoever without notice to or consent by Guarantor, and in such event the assignee shall be entitled to the benefits of this Guaranty and to exercise all rights, interests and remedies as fully as Lender.

17.       Termination. This Guaranty shall terminate only when all of the Liabilities and the Debt have been paid in full, including all interest thereon, late charges and other charges and fees included within the Liabilities and the Debt. When the conditions described above have been fully met, Lender will, upon request, furnish to Guarantor a written cancellation of this Guaranty.

18.       Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	KeyBank National Association
11501 Outlook, Suite 300
Overland Park, Kansas 66211
Facsimile No.: 877-379-1625
Attention: Loan Servicing

with a copy to:	Dan Flanigan
POLSINELLI
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Facsimile No.: 816-753-1536

If to Guarantor:	Global Net Lease Operating Partnership, L.P.
405 Park Avenue
New York, New York 10022
Attention: GNL Counsel
Facsimile No.: 518-640-6465

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

19.       Waiver of Jury Trial. TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, GUARANTOR AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND GUARANTOR ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

20.       Miscellaneous. (a) This Guaranty shall be a continuing guaranty. This Guaranty shall bind the heirs, successors and assigns of Guarantor (except that Guarantor may not assign his, her, or its liabilities under this Guaranty without the prior written consent of Lender, which consent Lender may in its discretion withhold), and shall inure to the benefit of Lender, its successors, transferees and assigns. Each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law. Neither this Guaranty nor any of the terms hereof, including the provisions of this Section, may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Guaranty; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Guaranty; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Guaranty. This Guaranty may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. As used in this Guaranty, the term “Borrower” shall mean individually and collectively, jointly and severally, each Borrower (if more than one) and shall include the successors (including any subsequent owner or owners of the Property or any part thereof or any interest therein and Borrower in its capacity as debtor-in-possession after the commencement of any bankruptcy proceeding), assigns, heirs, personal representatives, executors and administrators of Borrower. Any capitalized terms used in this Guaranty and not otherwise defined herein shall have the meaning set forth in the Loan Agreement. Section 1.2 of the Loan Agreement is specifically incorporated herein as if fully restated herein.

(b)       Notwithstanding anything herein or in the Loan Documents to the contrary, Guarantor shall have no liability for any portion of any Liabilities (or for any other indemnity obligations and liabilities hereunder) arising from: (i) any circumstances, conditions, actions or events taken or caused by any Person from and after a Transfer of (1) the entire Property (or any Individual Property in its entirety) or (2) all of the direct and indirect equity interests of any Borrower to a Person that is not an Affiliate of Guarantor; provided that such Transfer has been approved by Lender to the extent required under the terms of the Loan Documents and Lender has received a replacement guaranty and environmental indemnity, each in form and substance substantially identical to the Guaranty and Environmental Indemnity or in form otherwise reasonably satisfactory to Lender, with respect only to liabilities arising from and after the date of such Transfer from one (1) or more substitute guarantors reasonably acceptable to Lender, (ii) any circumstances, conditions, actions or events taken or caused by any Person (other than Borrower, Guarantor or any of their respective Affiliates, provided that Guarantor shall have no liability for any circumstances, conditions, actions or events taken or caused by Borrower, Guarantor or any of their respective Affiliates that is required to comply with applicable law or in connection with orders or directions received from a receiver, trustee, liquidator, conservator or Lender) from and after the date on which (1) Lender obtains title to the Property, whether by foreclosure, Lender’s or its designee’s acceptance of a deed-in-lieu of foreclosure or otherwise, or (2) Lender as a mortgagee-in-possession, takes actual possession and control of the Property or a receiver, trustee, liquidator or conservator is appointed at Lender’s request, to take possession and control of the Property, or (iii) any circumstances, conditions, actions or events taken or caused by any Person (other than Borrower, Guarantor or any of their respective Affiliates) (1) during any period in which any mezzanine lender permitted under Section 9.1.1(c)(i) of the Loan Agreement is in Control of Borrower and/or the Property, or (2) from and after the date on which such a mezzanine lender completes a mezzanine foreclosure or any such mezzanine lender’s acceptance of an assignment-in-lieu thereof.

21.       Applicable Law; Jurisdiction and Venue.

(a)       LENDER HAS OFFICES IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK (“GOVERNING STATE”), WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)       ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS (“ACTION”) MAY AT LENDER’S OPTION BE INSTITUTED IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OF LENDER BE TRANSFERRED TO) ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE OR FORUM NON CONVENIENS OF ANY SUCH ACTION, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY ACTION. IN THE EVENT THAT GUARANTOR’S PRINCIPAL OFFICE IS NOT LOCATED IN THE STATE OF NEW YORK AT ANY TIME IN THE FUTURE, GUARANTOR (I) SHALL PROMPTLY DESIGNATE AND APPOINT AN AUTHORIZED AGENT, REASONABLY ACCEPTABLE TO LENDER, TO ACCEPT AND ACKNOWLEDGE ON GUARANTOR’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND IN SUCH CASE, GUARANTOR AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH ACTION IN THE STATE OF NEW YORK, (II) SHALL GIVE PROMPT NOTICE TO LENDER OF (A) THE NAME AND ADDRESS OF SUCH AGENT, (B) ANY CHANGED ADDRESS THEREAFTER OF ITS AUTHORIZED AGENT HEREUNDER, (III) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (IV) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

22.       OFAC. Guarantor hereby represents, warrants and covenants that Guarantor is not (nor will be) a person with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Guarantor hereby covenants to provide Lender with any additional information that Lender deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

23.       Covenants.

23.1         Until all of the Liabilities and the Debt, including all interest thereon, late charges and other charges and fees included within the Liabilities and the Debt, have been paid in full, Guarantor (a) shall maintain (1) an aggregate Net Worth in excess of the Net Worth Threshold and (2) aggregate Liquid Assets having a market value of at least the Liquid Assets Threshold and (b) shall not sell, pledge, mortgage or otherwise transfer any assets, or any interest therein, which would cause Guarantor’s Net Worth to fall below the Net Worth Threshold or cause Guarantor’s Liquid Assets to fall below the Liquid Assets Threshold.

23.2         Guarantor shall ensure that the financial information with respect to Guarantor required to be provided to Lender pursuant to Section 5.1.11 of the Loan Agreement is so provided.

24.        Local Law Provisions. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Guaranty, the terms and conditions of this Section shall be binding.

24.1         Pennsylvania Law Provisions. The following provisions shall apply to this Guaranty to the extent that Pennsylvania law is deemed to govern this Guaranty, otherwise, the following shall be null and void.

(a)        POWERS OF ATTORNEY. BORROWER ACKNOWLEDGES AND AGREES (A) THAT ANY POWERS OF ATTORNEY GRANTED HEREIN, AND ANY WARRANT OF ATTORNEY AUTHORIZING JUDGMENT BY CONFESSION, ARE GIVEN IN CONNECTION WITH A COMMERCIAL TRANSACTION, (B) LENDER’S EXERCISE OF ANY POWERS OF ATTORNEY AS PROVIDED FOR HEREIN WOULD BE IN ACCORDANCE WITH BORROWER’S REASONABLE EXPECTATIONS, AND (C) LENDER DOES NOT AND SHALL NOT HAVE ANY OF THE DUTIES TO BORROWER SET FORTH IN 20 PA. C.S.A. §5601.3.

24.2         Texas Law Provisions. The following provisions shall apply to this Guaranty to the extent that Texas law is deemed to govern this Guaranty, otherwise, the following shall be null and void.

(a)        Section 4.1(d) is amended and restated to read as follows: “protest, presentment, demand for payment, notice of acceleration, notice of intent to accelerate, notice of default or nonpayment, notice of dishonor to or upon Guarantor, Borrower or any other party liable for any of the Liabilities or the Debt;”

(b)        Guarantor hereby agrees that:

(i)        In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Lender shall be entitled to seek a deficiency judgment from Borrower, Guarantor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale. Guarantor expressly recognizes that this paragraph constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Borrower, Guarantor and other persons against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Guarantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Borrower, Guarantor and others against whom recovery of a deficiency is sought.

(ii)       Alternatively, in the event the waiver provided for in subsection (i) above is determined by a court of competent jurisdiction to be unenforceable, to the fullest extent not prohibited by applicable laws, the following shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time):

(a)       the Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure;

(b)       the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve months) following the foreclosure sale;

(c)       all reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Property, including, brokerage commissions, title insurance, a survey of the Property, tax prorations, seller’s attorneys’ fees and marketing costs;

(d)       the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in subsection (c) above) and other maintenance expenses; and

(e)       any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five years’ experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

(c)        Guarantor agrees that its obligations hereunder are primary, not secondary, and Lender need not resort to collection against Borrower or proceed to foreclose its lien against the Property or any other collateral before pursuing Lender’s rights against Guarantor for the Liabilities. In addition, Guarantor hereby knowingly, voluntarily and intentionally waives, to the extent permitted by applicable law, any right or remedy it may have or be able to assert by reason of any statute, law or judicial doctrine pertaining to the rights and remedies of sureties, including Rule 31 of the Texas Rules of Civil Procedure, Section 17.01 of the Texas Civil Practice and Remedies Code, Chapter 34 of the Texas Business and Commence Code and any successor or supplemental provisions thereto.

24.3         Wyoming Law Provisions. The following provisions shall apply to this Guaranty to the extent that Wyoming law is deemed to govern this Guaranty, otherwise, the following shall be null and void.

NONE.

24.4         Indiana Law Provisions. The following provisions shall apply to this Guaranty to the extent that Indiana law is deemed to govern this Guaranty, otherwise, the following shall be null and void.

(a)            Guarantor acknowledges and agrees that all payments required under this Guaranty shall be made without relief from any applicable valuation and appraisement laws.

(b)           Guarantor hereby waives any right to require Lender to marshal any security or institute suit, or exercise or exhaust its rights or remedies against Borrower, or against any other person, guarantor, the Security Instrument or other collateral guaranteeing or securing all or any part of this Guaranty, prior to enforcing any rights Lender has under this Guaranty or otherwise against Guarantor.

(c)            Guarantor hereby waives all suretyship defenses, including, but not limited to, those defenses set forth in I.C. 34-22-1-1, et seq.

(d)           All references to the term “attorneys’ fees” in this Guaranty or any of the other Loan Documents shall be deemed to include, but shall not be limited to, reasonable out-of-pocket support staff costs, amounts expended in litigation preparation, computerized research costs, telephone and facsimile expenses, mileage costs, deposition related expenses, postage costs, photocopy costs, process service fees, and costs of videotapes

24.5         Intentionally Omitted.

24.6         Georgia Law Provisions. The following provisions shall apply to this Guaranty to the extent that Georgia law is deemed to govern this Guaranty, otherwise, the following shall be null and void.

(a)        This Guaranty is made under Seal

(b)        Guarantor waives any and all defenses, claims and discharges of Borrower, or any other obligor, pertaining to the Liabilities, including, but not limited to, any defenses Borrower or Guarantor may have arising under O.C.G.A. § 44-14-161, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, Guarantor will not assert, plead or enforce against Lender any defense of waiver, release, statute of limitations, res judicata, statute of frauds, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect of any of the Liabilities, or any setoff available against Lender to Borrower or any such other person, whether or not on account of a related transaction.

24.7         Michigan Law Provisions. The following provisions shall apply to this Guaranty to the extent that Michigan law is deemed to govern this Guaranty, otherwise, the following shall be null and void.

NONE.

24.8         Ohio Law Provisions. The following provisions shall apply to this Guaranty to the extent that Ohio law is deemed to govern this Guaranty, otherwise, the following shall be null and void.

NONE.

24.9         Louisiana Law Provisions. The following provisions shall apply to this Guaranty to the extent that Louisiana law is deemed to govern this Guaranty, otherwise, the following shall be null and void.

NONE.

24.10       Alabama Law Provisions. The following provisions shall apply to this Guaranty to the extent that Alabama law is deemed to govern this Guaranty, otherwise, the following shall be null and void.

NONE.

24.11       California Law Provisions. The following provisions shall apply to this Guaranty to the extent that California law is deemed to govern this Guaranty, otherwise, the following shall be null and void.

(a)        Additional Waivers. Without limiting the generality, scope or meaning of any of the foregoing or any other provision of this Guaranty:

(i)     Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so Guarantor shall be liable even if Borrower had no liability at the time of execution of the Note, the Security Instrument or any other Loan Document, or thereafter ceases to be liable. Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so Guarantor’s liability may be larger in amount and more burdensome than that of Borrower. Guarantor waives all rights to require Lender to pursue any other remedy it may have against Borrower, or any member of Borrower, including any and all benefits under California Civil Code Section 2845, 2849 and 2850. Guarantor further waives any rights, defenses and benefits that may be derived from Sections 2787 to 2855, inclusive, of the California Civil Code or comparable provisions of the laws of any other jurisdiction and further waives all other suretyship defenses Guarantor would otherwise have under the laws of California or any other jurisdiction.

(ii)    Upon an Event of Default, Lender in its sole discretion, without prior notice to or consent of Guarantor, may elect to (A) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Loan, (B) accept a transfer of any such security in lieu of foreclosure, (C) compromise or adjust the Loan or any part of it or make any other accommodation with Borrower or (D) exercise any other remedy against Borrower or any security. No such action by Lender shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Lender, whether contractual or arising by operation of law or otherwise. Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Lender or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan.

(iii)   Regardless of whether Guarantor may have made any payments to Lender, Guarantor hereby waives (A) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from Borrower or any other party for any sums paid to Lender, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (B) all rights to enforce any remedy that Lender may have against Borrower and (C) all rights to participate in any security now or later to be held by Lender for the Loan. The waivers given in this subsection (iii) shall be effective until the Loan has been paid and performed in full.

(iv)   Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guarantied obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise. Guarantor further waives any right to a fair value hearing under California Code of Civil Procedure Section 580a, or any other similar law, to determine the size of any deficiency owing (for which Guarantor would be liable hereunder) following a non-judicial foreclosure sale.

(v)    Without limiting the foregoing or anything else contained in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have because the Loan is secured by real property. This means, among other things:

(1)       that Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and

(2)       if Lender forecloses on any real property collateral pledged by Borrower: (x) the amount of the Loan may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (y) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

This subsection (v) is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Loan is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(vi)   Guarantor waives all rights and defenses arising out of any failure of the Lender to disclose to the Guarantor any information relating to the financial condition, operations, properties or prospects of Borrower now or in the future known to the Lender (Guarantor waiving any duty on the part of the Lender to disclose such information).

(vii)  Without limiting the generality of the foregoing or any other provision of this Guaranty, Guarantor hereby expressly waives any and all benefits under California Civil Code sections 2815, 2819, 2822, 2839, 2846, 2847. 2899 and 3433, California Code of Civil Procedures sections 580a, 580b, 580c, 580d and 726, and Chapter 2 of Title 14 of the California Civil Code.

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(b)        Trial by Jury.          TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

_____/s/ MA______

Guarantor’s Initials

NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THAT THE JURY TRIAL WAIVER CONTAINED IN THIS GUARANTY IS HELD OR DEEMED TO BE UNENFORCEABLE, GUARANTOR HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1 ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES TO THIS GUARANTY AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND WILL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES TO THIS GUARANTY ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE WILL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640 TO HEAR ANY DISPUTES UNDER THIS GUARANTY IN LIEU OF ANY SUCH JURY TRIAL. GUARANTOR ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE WILL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND WILL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER. GUARANTOR HEREBY AGREES THAT THE PROVISIONS CONTAINED IN THIS GUARANTY HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH GUARANTOR AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE ITS LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED IN THIS GUARANTY.

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INITIAL PAGE TO GUARANTY AGREEMENT

IN WITNESS WHEREOF, Guarantor has executed or caused this Guaranty to be executed as of the day and year first above written.

GUARANTOR:

GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	/s/ Michael Anderson
Michael Anderson, Authorized Signatory

Signature Page to Guaranty Agreement